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Exhibit 11


              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                Nine Months Ended September 30
                                                ------------------------------
                                                   1998                1997
                                                   ----                ----

Average shares outstanding: Basic                5,129,015           4,918,196
                                                ==========          ==========
Net income (loss)                                 (271,409)            572,014
                                                ==========          ==========
Net income (loss) per share                     $     (.05)         $      .12
                                                ==========          ==========
Effect of dilutive stock options                         0             105,592
                                                ----------          ----------
Average shares outstanding:
Diluted                                          5,129,015           5,023,788
                                                ==========          ==========
Net income per share                            $     (.05)         $      .11
                                                ==========          ==========